UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   April 17, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-25678 (Commission File Number)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street Chatsworth, CA (Address of principal executive offices)		91311 (Zip Code)
Issuer’s telephone number: (818) 773-0900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 17, 2007, MRV Communications, Inc. (the “registrant”) received an executed Consent and Waiver (the “Waiver”) from Deutsche Bank AG, London Branch (the “Lender”) pursuant to which the Lender agreed to waive certain provisions of the Securities Purchase Agreement, dated as of June 4, 2003, between the registrant and the Lender, and of the Convertible Note, dated as of June 4, 2003, as amended as of June 13, 2003 (the “Note”), issued by the registrant in favor of the Lender. The Lender waived the terms set forth in Section 8 of the Note with respect to the registrant’s incurrence of additional indebtedness in connection with its previously disclosed pending merger with Fiberxon, Inc. (the “Merger”), including its deferred compensation obligations and the previously announced letter of credit issued to support one of the banking facilities available to Fiberxon, Inc.’s Shenzhen subsidiary. Additionally, the Lender waived the terms set forth in Section 2(e)(iv)(D) of the Note with respect to any potential issuance of any option by the registrant at a per share exercise price lower than $2.32 per share, relating to the registrant’s assumption of outstanding Fiberxon options in the Merger.
     The Waiver does not amend the Note Purchase Agreement or the Note and is limited to the items mentioned above. All other terms and conditions of the Note Purchase Agreement and Note remain unchanged and in full force and effect.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: April 18, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer

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